                              Exhibit 23(d)(2)(hhh)


   Amendment to Asset Allocation Management Agreement - TA IDEX Multi-Manager
                             Alternative Strategies

                        AMENDMENT #2 TO ASSET ALLOCATION
                              MANAGEMENT AGREEMENT

     This Amendment (the "Amendment") effective December 28, 2006 to the Asset Allocation Management Agreement dated April 1, 2005, as previously amended (the "Agreement"), by and between Morningstar Associates, LLC, a Delaware limited liability company with its principal offices at 225 West Wacker Drive, Chicago, Illinois, 60606 ("Manager") and Transamerica Fund Advisors, Inc., a Florida corporation ("TFAI"), investment adviser for Transamerica IDEX Mutual Funds ("Transamerica IDEX"), a Delaware statutory trust of the series type registered under the Investment Company Act of 1940 as an open-end management investment company.

     WHEREAS, the Agreement provides, among other things, that an amendment to the Agreement requires an affirmative vote of a majority of the Trustees of Transamerica IDEX, including a majority of the Independent Board Members; and

     WHEREAS, as a meeting of the Transamerica IDEX Trustees held on July 19, 2006, the Trustees approved this Amendment in accordance with the terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and TFAI agree to amend the Agreement as to the following respects only:

     1. The second paragraph of the recitals to the Agreement is hereby stricken and replaced with the following text:

          WHEREAS, TFAI has entered into an Investment Advisory Agreement with Transamerica IDEX to provide investment advisory services to six (6) series of Transamerica IDEX; the TA IDEX Asset Allocation - Conservative Portfolio, TA IDEX Asset Allocation - Moderate Portfolio, TA IDEX Asset Allocation - Moderate Growth Portfolio, TA IDEX Asset Allocation - Growth Portfolio, TA IDEX Multi-Manager International Fund and TA IDEX Multi-Manager Alternative Strategies Fund (together, the "Asset Allocation Funds").

     2. The Compensation section of the Agreement is hereby stricken and replaced with the following text:

Compensation

For its services to the TA IDEX Asset Allocation - Conservative Portfolio, TA IDEX Asset Allocation - Moderate Portfolio, TA IDEX Asset Allocation - Moderate Growth Portfolio, TA IDEX Asset Allocation - Growth Portfolio, TA IDEX Multi-Manager International Fund, TFAI, and not Transamerica IDEX, will pay Manager the following compensation, computed daily and payable monthly and prorated for any month during which this Agreement is not in force:

0.10% of the average daily net assets of the 5 Asset Allocation Fund Portfolios listed above.

For its services to the TA IDEX Multi-Manager Alternative Strategies Fund (the "Alternative Strategies Fund"), TFAI, and not Transamerica IDEX, will pay Manager the following compensation, computed daily and payable monthly and prorated for any month during which this Agreement is not in force:

ASSETS UNDER MANAGEMENT            BASIS POINT FEE
$0 to $500,000,000                 0.20% of that portion of average daily net
                                   assets of the Alternative Strategies Fund

500,000,001 to $1,000,000,000      0.19% of that portion of average daily net
                                   assets of the Alternative Strategies Fund

Over $1,000,000,000                0.18% of that portion of average daily net
                                   assets of the Alternative Strategies Fund

In addition, TFAI will reimburse Manager for any of its reasonable disbursements directly related to this Agreement, such as travel expenses and transportation, which reimbursements shall be made within thirty (30) days of receipt of an invoice in good order from Manager. Manager acknowledges and agrees that all requests for reimbursement shall be billed to TFAI at Manager's actual cost. Manager agrees that any airfare charges will be billed at standard coach rates.

TFAI and Transamerica IDEX will bear their own expenses, including but not limited to those expenses allocated to TFAI or Transamerica IDEX in this Agreement, all proxy voting expenses and brokers' and underwriting commissions, if any, chargeable to Transamerica IDEX in connection with the Manager's provision of services.

CONTRACT APPROVAL AND TERMINATION
---------------------------------

The Contract Approval and Termination provision of the Agreement shall remain unchanged, except that the Agreement shall be deemed to become effective with respect to the Alternative Strategies Fund on the date of this Amendment.

     Capitalized terms used herein and not otherwise defined are used herein as defined in the Agreement. All other terms and provisions of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


Morningstar Associates, LLC             Transamerica Fund Advisors, Inc.

Signature: /s/ Patrick Reinkemeyer      Signature: /s/ John K. Carter
           -------------------------               -----------------------------
Name:  Patrick Reinkemeyer              Name:  John K. Carter
       -----------------------------
Title: President                        Title: President and Chief Executive
       -----------------------------           Officer
Date:  10-20-06                         Date:  10/20/06
       -----------------------------           ---------------------------------


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